KAHN BOYD LEVYCHIN, LLP

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS


Independent auditor's consent


We hereby consent to the use in this Registration Statement on Form S-8 of our 10-QSB report dated May 17,2004, relating to the financial statements of ProCore Group, Inc. as of March 31 2004.


Kahn Boyd Levychin,


Kahn Boyd Levychin,

Certified Public Accountants